UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 22, 2014

LEAF EQUIPMENT FINANCE FUND 4, L.P.
(Exact name of registrant as specified in its charter)

Delaware	000-53667	61-1552209
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 South Poplar Street, Suite 101, Wilmington, Delaware 19801
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (800) 819-5556

                                              N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) On April 22, 2014, the general partner of the Fund made a determination to restate the Fund’s previously filed consolidated financial statements as of and for the quarter ended March 31, 2012 and that had a continuing impact through the quarters ended September 30, 2013, to correct the valuation of its allowance for loan losses. In particular, it was determined that in evaluating a loan receivable from a loan held by a consolidated subsidiary, LEAF Commercial Finance Fund LLC, for impairment, the Fund did not properly value the collateral securing the loan because it had not appropriately applied the terms of an agreement entered into in January 2012.  The correction will increase the Fund’s provision for credit losses for the year ended 2012 by approximately $4.0 million.

The general partner of the Fund reached the determination to restate the March 2012 Financial Statements following management’s discussion of the matter with the general partner’s board of directors.

The authorized officers of the Fund have discussed with the Fund's independent accountant the matters disclosed in this filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEAF EQUIPMENT FINANCE FUND 4, L.P.

	By:	LEAF Asset Management, LLC, General Partner

Date: April 25, 2014	By:	/s/ Robert K. Moskovitz
Robert K. Moskovitz
Chief Financial Officer